Exhibit 3.1.1
CERTIFICATE OF AMENDMENT

OF
RESTATED CERTIFICATE OF INCORPORATION
OF
AVERY DENNISON CORPORATION
Pursuant to Section 242
of the General Corporation Law of the State of Delaware
          Avery Dennison Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
               1. The Restated Certificate of Incorporation of the Corporation is hereby amended by amending ARTICLE VI in its entirety to read as follows:
“ARTICLE VI
[repealed].”
               2. The Restated Certificate of Incorporation of the Corporation is hereby amended by amending ARTICLE VII in its entirety to read as follows:
“ARTICLE VII
     The number of directors shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.”
               3. The Restated Certificate of Incorporation of the Corporation is hereby amended by amending ARTICLE XIV in its entirety to read as follows:
“ARTICLE XIV
[repealed].”
               4. The Restated Certificate of Incorporation of the Corporation is hereby amended by amending ARTICLE XV in its entirety to read as follows:

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“ARTICLE XV
[repealed].”
               5. The Restated Certificate of Incorporation of the Corporation is hereby amended by amending ARTICLE XVI in its entirety to read as follows:
“ARTICLE XVI
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.”
               6. The Restated Certificate of Incorporation of the Corporation is hereby amended by amending ARTICLE XVIII in its entirety to read as follows:
“ARTICLE XVIII
[repealed].”
               7. The foregoing amendments were duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.
[Signature Page Follows]

     IN WITNESS WHEREOF, Avery Dennison Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this 22nd day of April, 2010.

AVERY DENNISON CORPORATION

By:	/s/ Susan C. Miller
Name:	Susan C. Miller
Title:	Senior Vice President, General Counsel and Secretary

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